Exhibit 99.1

HG Holdings, Inc.

2115 E. 7th Street, Suite 101

Charlotte, NC 28204

FOR IMMEDIATE RELEASE:	HG Holdings, Inc.
August 22, 2022	Investor Contact: Justin Edenfield

HG HOLDINGS, INC. & SUBSIDIARIES ANNOUNCES TRANSACTION TO ACQUIRE THE ASSETS OF SIX BRANCH TITLE INSURANCE AGENGIES FROM OMEGA TITLE OF FLORIDA, LLC

Charlotte, North Carolina, August 22, 2022 /BUSINESSWIRE/ - Omega National Title Agency, LLC (“Omega”), a wholly owned subsidiary of HG Holdings, Inc. (OTCQB: STLY), is pleased to announce the acquisition of the assets of six branch offices of Omega Title of Florida (“OTF”). With the completion of this acquisition, Omega currently has 18 branch office locations throughout the Florida market.

Justin Edenfield, Principal Financial and Accounting Officer of HG Holdings, Inc. commented, “This acquisition allows us to leverage what each company does best to fulfill our goals for growth into other geographic areas of Florida. Mike Stiber, President of OTF, brings a lifetime of knowledge and experience leading teams in the field and has built an organization that ensures every customer has a positive and professional closing experience.”

Effective immediately, Mike Stiber is assuming the role of President of Title Operations for Omega, focused on the daily operations and growth of all title agencies of Omega.

With the completion of this acquisition, Omega expands its operations to seventeen (17) residential and commercial title insurance agencies throughout Florida. Each office is fully staffed with dedicated full-time employees ready to assist realtors, sellers, buyers, and mortgage professionals with all aspects of the closing and escrow process. Omega currently has offices in Boca Raton, Cape Coral, Ft. Lauderdale, Ft. Myers, Gulf Breeze, Jacksonville, Melbourne, Naples (2), Orlando (4), Panama City, Panama City Beach, Pembrooke Pines, Port Charlotte, and Stuart. Omega will continue to look for opportunities to grow, in their existing markets while strategically expanding the Omega footprint into other Florida market areas.

About the Company

HG Holdings, Inc. (the “Company”), through its interests in National Consumer Title Insurance Company (“NCTIC”) and Omega, engages in issuing title insurance policies through NCTIC and title agency services through Omega.

The Company through an affiliated investment in HC Government Realty Trust, Inc. (“HC Realty”), owns and operates real estate properties in the United States. HC Realty owns and operates a portfolio of 24 single-tenant properties leased for the occupancy by federal agencies, including the Federal Bureau of Investigation, the Drug Enforcement Administration, the Social Security Administration, and the Department of Transportation.

The Company was formerly known as Stanley Furniture Company, Inc. and changed its name to HG Holdings, Inc. in March 2018. HG Holdings, Inc. was incorporated in 1984 and is headquartered in Charlotte, North Carolina.

Forward-Looking Statements

These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include the occurrence of any event, change or other circumstance. Certain statements made in this news release are not based on historical facts but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "may," "will," "should," "could," or "anticipates," or the negative thereof or other variations thereon or comparable terminology that could give rise to the termination of the equity purchase agreement, an inability to complete the proposed transaction due to a failure to obtain the necessary regulatory approvals, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission ("SEC"), including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this news release and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information and Where to Find It

Stockholders of the Company may obtain relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to HG Holdings, Inc. at investor@hgholdingsinc.net or 2115 E. 7th Street, Suite 101, Charlotte, NC 28204, Attn: Justin Edenfield.